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As filed with the Securities and Exchange Commission on October 1, 2003              Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                   ----------

                                  CLARCOR INC.
             (Exact Name of Registrant as Specified in Its Charter)


                              DELAWARE                                                           36-0922490
           (State or Other Jurisdiction of Incorporation)                           (I.R.S. Employer Identification No.)

                                2323 SIXTH STREET
                                  P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125
                     (Address of Principal Executive Office)

                                   ----------

                    CLARCOR INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                   ----------

                                  DAVID J. BOYD
                         VICE PRESIDENT, GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                                  CLARCOR INC.
                                2323 SIXTH STREET
                                  P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125
                     (Name and Address of Agent For Service)

                                 (815) 961-5686
          (Telephone Number, Including Area Code, of Agent For Service)

                                    copy to:
                                 ROBERT F. SIMON
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE          OFFERING PRICE            AGGREGATE              AMOUNT OF
    SECURITIES TO BE REGISTERED(1)          REGISTERED(2)          PER SHARE(3)         OFFERING PRICE(3)       REGISTRATION FEE
=================================================================================================================================
Common Stock, $1.00 par value per
   share (including preferred stock
   purchase rights).................           500,000                $ 38.61              $ 19,305,000            $ 1,561.77
=================================================================================================================================

(1) Preferred stock purchase rights are initially carried and traded with the common stock of CLARCOR Inc. Value attributable to such preferred stock purchase rights, if any, is reflected in the market value of the Common Stock.

(2) This Registration Statement also covers any additional shares of CLARCOR Inc. Common Stock that may be offered or issued under the CLARCOR Inc. Employee Stock Purchase Plan as a result of any stock dividends, stock splits, recapitalizations or any similar transactions.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices of CLARCOR Inc. Common Stock as reported on the New York Stock Exchange on September 26, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document containing the information required by Part I of Form S-8 will be sent or given to those persons participating in the CLARCOR Inc. 2004 Employee Stock Purchase Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of the Registration Statement or as an exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by CLARCOR Inc. (the "Company" or "Registrant") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference into this Registration Statement:

         (a) Annual Report on Form 10-K filed by the Registrant with the Commission on February 20, 2003 for the fiscal year ended November 30, 2002 (File No. 001-11024);

         (b) Quarterly Reports on Form 10-Q filed by the Registrant with the Commission on March 25, 2003, June 27, 2003, and September 19, 2003 for the quarters ended March 1, 2003, May 31, 2003 and August 30, 2003, respectively (File No. 001-11024);

         (c) Current Reports on Form 8-K filed by the Registrant with the Commission on February 20, 2003, March 25, 2003, June 19, 2003 and September 24, 2003 (File No. 001-11024);

         (d) The Company's description of its Common Stock, as set forth in the Company's Registration Statement on Form 8-A filed with the Commission on March 2, 1992 (File No. 001-11024), as amended by the Registrant's Amendment No. 1 thereto filed with the Commission on March 4, 1992 (File No. 001-11024), including any amendment or report filed for the purpose of updating such description; and

         (e) The Company's description of its Preferred Stock Purchase Rights, as set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 3, 1996 (File No. 001-11024), as amended by the Registrant's Registration Statement on Form 8-A/A filed with the Commission on March 29, 1999 (File No. 001-11024), including any further amendment or report filed for the purpose of updating such description.

         All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and unreasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The Second Restated Certificate of Incorporation of the Company provides indemnification for directors, officers, employees and agents to the extent permitted by the DGCL, eliminates to the extent permitted by the law the personal liability of directors for monetary damages to the Company and its stockholders and permits the Company to insure its directors, officers, employees and agents against certain liabilities as to which they may not be indemnified under the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.



EXHIBIT
NUMBER           DESCRIPTION
  4.1            Second Restated Certificate of Incorporation. Filed as Exhibit
                 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 (File No. 001-11024) and
                 incorporated herein by reference.

  4.2            By-Laws, as amended. Filed as Exhibit 3.2 to the Company's
                 Annual Report on Form 10-K for the fiscal year ended November
                 30, 1991 (File No. 001-11024) and incorporated herein by reference.

  4.3 Stockholders Rights Agreement, dated as of March 28, 1996 between the Company and First Chicago Trust Company of New
                 York. Filed on April 3, 1996 as Exhibit 4 to the Company's
                 Current Report on Form 8-K (File No. 001-11024) and incorporated herein by reference.

  4.4            First Amendment to Stockholders Rights Agreement, dated as of
                 March 23, 1999. Filed on March 29, 1999 as Exhibit 4 to the
                 Company's Current Report on Form 8-K (File No. 001-11024) and incorporated herein by reference.

  4.5            CLARCOR Inc. Employee Stock Purchase Plan.*


EXHIBIT
NUMBER           DESCRIPTION
  5.1            Opinion of David J. Boyd.*

 23.1            Consent of PricewaterhouseCoopers LLP.*

 23.4            Consent of David J. Boyd (included in Exhibit 5.1).

 24.1            Power of Attorney (included on the attached signature page).

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*   Filed herewith.

         To the extent required, the Registrant hereby undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 1st day of October, 2003.

                                  CLARCOR INC.

                                  By: /s/  Norman E. Johnson
                                     ---------------------------------------
                                     Norman E. Johnson
                                     Chairman, President and Chief Executive
                                     Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Boyd and David J. Lindsay, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirement of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.


        NAME                                    TITLE                             DATE
        ----                                    -----                             ----
/s/  Norman E. Johnson               Chairman, President and Chief          October 1, 2003
----------------------                Executive Officer (principal
Norman E. Johnson                          executive officer)


/s/ Bruce A. Klein                  Vice President Finance and Chief        October 1, 2003
----------------------                Financial Officer (principal
                                           financial officer)

/s/ Marcia S. Blaylock            Vice President, Controller and Chief      October 1, 2003
----------------------                Accounting Officer (principal
Marcia S. Blaylock                         accounting officer)

                 NAME                                TITLE                                       DATE
                 ----                                -----                                       ----
/s/ Paul Donovan                                    Director                               October 1, 2003
-------------------------
Paul Donovan


/s/ Robert H. Jenkins                               Director                                October 1, 2003
-------------------------
Robert H. Jenkins


/s/ Philip R. Lochner                               Director                               October 1, 2003
-------------------------
Philip R. Lochner, Jr.


/s/ Roseann Stevens                                 Director                                October 1, 2003
-------------------------
Roseann Stevens


/s/ J. Marc Adam                                    Director                               October 1, 2003
-------------------------
J. Marc Adam


/s/ James L. Packard                                Director                                October 1, 2003
-------------------------
James L. Packard


/s/ Keith E. Wandell                                Director                                October 1, 2003
-------------------------
Keith E. Wandell


/s/ Robert J. Burgstahler                           Director                                October 1, 2003
-------------------------
Robert J. Burgstahler


                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
--------        -----------
  4.1            Second Restated Certificate of Incorporation. Filed as Exhibit
                 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 (File No. 001-11024) and
                 incorporated herein by reference.

  4.2            By-Laws, as amended. Filed as Exhibit 3.2 to the Company's
                 Annual Report on Form 10-K for the fiscal year ended November
                 30, 1991 (File No. 001-11024) and incorporated herein by reference.

  4.3 Stockholders Rights Agreement, dated as of March 28, 1996 between the Company and First Chicago Trust Company of New
                 York. Filed on April 3, 1996 as Exhibit 4 to the Company's
                 Current Report on Form 8-K (File No. 001-11024) and incorporated herein by reference.

  4.4            First Amendment to Stockholders Rights Agreement, dated as of
                 March 23, 1999. Filed on March 29, 1999 as Exhibit 4 to the
                 Company's Current Report on Form 8-K (File No. 001-11024) and incorporated herein by reference.

  4.5            CLARCOR Inc. Employee Stock Purchase Plan.*

  5.1            Opinion of David J. Boyd.*

 23.1            Consent of PricewaterhouseCoopers LLP.*

 23.4            Consent of David J. Boyd (included in Exhibit 5.1).

 24.1            Power of Attorney (included on the attached signature page).

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*     Filed herewith.